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                                                                      EXHIBIT 99

                                 PRESS RELEASE

For Immediate Release:

                          BFX Hospitality Group, Inc.
                         Announces Completion of Merger

     Fort Worth, Texas, December 22, 2000 - BFX Hospitality Group, Inc. (A.S.E.
- "BFX") announced today that the Company's previously approved Plan and Agreement of Merger between the Company and Hospitality Concepts, L.L.C. has been completed. Pursuant to this Plan, Hospitality Concepts, LLC acquired all
of the outstanding common stock of the Company for $2.25 per share.   First
Union National Bank has been appointed as the exchange agent for purposes of
payment of the merger consideration.   Stockholders of BFX Hospitality Group,
Inc. will be notified by First Union National Bank regarding the payment procedures.

     Hospitality Concepts, LLC was formed by Robert H. McLean, former Chairman
of the Board and Chief Executive Officer of BFX Hospitality Group, Inc.   In
addition to Mr. McLean, members of the buy-out group include Robert Korman, Frank J. Milan, Terry Kearney, Walter D. Rogers, Jr., and Hampton Hodges, as former officers or directors of BFX Hospitality Group, Inc.

For more information contact:
Robert Korman
226 Bailey Avenue, Suite 101
Fort Worth, Texas 76107
(817) 332-4761